EXHIBIT 99.4
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AT THE TRUST
Robert G. Higgins                          Investor Relations
First Vice President, General Counsel      L.G. Schafran - Chairman and
                                           Interim CEO/President
312-683-5539                               312-683-5525
bhiggins@banyanreit.com



FOR IMMEDIATE RELEASE
TUESDAY, FEBRUARY 20, 2001



                    BANYAN STRATEGIC REALTY TRUST SCHEDULES
                      FOURTH QUARTER 2000 CONFERENCE CALL


      CHICAGO - FEBRUARY 20, 2001 -- Banyan Strategic Realty Trust (Nasdaq: BSRTS) announced today that it will hold a conference call on Tuesday, March 13, 2001, at 2:00 p.m. (ET) to discuss its fourth quarter 2000 financial and operating results. The call can be accessed by dialing:
703-871-3022. A replay of the call will be available for one week by dialing: 703-925-2435, using the passcode: 4991024

Banyan Strategic Realty Trust is an equity Real Estate Investment Trust
(REIT) that owns primarily office and flex/industrial properties. The properties are located in certain major metropolitan areas of the Midwest and Southeastern United States, including Atlanta, Georgia and Chicago, Illinois, and smaller markets such as Huntsville, Alabama; Louisville, Kentucky; Memphis, Tennessee; and Orlando, Florida. The Trust's current portfolio consists of 27 properties totaling 3.5 million rentable square feet. As of this date the Trust has 14,282,640 shares of beneficial interest outstanding.



Except for the historical information contained herein, certain matters discussed in this release are forward-looking statements, the achievement of which involve risks and uncertainties such as the closing of the Denholtz transaction and other risks and uncertainties that are detailed from time to time in our reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended
December 31, 1999 and in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section which was included in our Form 10-Q for the quarter ended September 30, 2000 which was filed with the Securities and Exchange Commission on November 14, 2000. Without limitation the foregoing, words such as "anticipates", "expects", "intends", "plans", and similar expressions are intended to identify forward-looking statements.





              See Banyan's Website at http://www.banyanreit.com.

       For further information regarding Banyan free of charge via fax, dial 1-800-PRO-INFO and enter BSRTS.







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